As of July 10, 2014

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Power of Attorney

Ladies and Gentlemen:

The undersigned hereby authorizes each of William L. Horton, Jr.,

Beth A. Sasfai, Dana C. Kahney and Veronica C. Glennon to execute and file, on behalf of the undersigned, any and all reports

regarding transactions in the equity securities of Verizon

Communications Inc. pursuant to Section 16 of the Securities

Exchange Act of 1934, as amended.  This authority will

remain in full force and effect until further written

notice.

            /s/ Marc C. Reed

             _____________________________

        Marc C. Reed